TRANSFER AGENT SERVICING AGREEMENT

        THIS AGREEMENT is made and entered into as of this _____ day of _______, 2000, by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), the Baird Funds, Inc., a Wisconsin corporation (the "Company"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company ("FMFS").

        WHEREAS, the Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and serves as the investment manager of open-end investment management companies registered under the Investment Company Act of 1940, as amended (the "1940 Act");

        WHEREAS, the Company is an open-end management investment company that is registered under the 1940 Act;

        WHEREAS, FMFS is in the business of providing, among other things, transfer agent and dividend disbursing agent services to investment companies; and

        WHEREAS, the Advisor and the Company each desire to retain FMFS to provide transfer agent services to each of the portfolios of the Company (each a "Fund") and each additional series of the Company listed on Exhibit A attached hereto, as it may be amended from time to time.

        NOW, THEREFORE, in consideration of the mutual agreements herein made, the Advisor, the Company and FMFS agree as follows:

1. APPOINTMENT OF TRANSFER AGENT

        The Advisor and the Company hereby appoint FMFS as Transfer Agent of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2. DUTIES AND RESPONSIBILITIES OF FMFS

        FMFS shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A. Receive orders for the purchase of shares;

     B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Company's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the Company's appropriate shareholder account;

     C. Arrange for issuance of the Company's shares ("Shares") obtained through transfers of funds from the Company's shareholders' ("Shareholders") accounts at financial institutions and arrange for the exchange of Shares for shares of other eligible investment companies, when permitted by the Company's current prospectus.

     D. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Company's custodian;

     E. Pay monies upon receipt from the Company's custodian, where relevant, in accordance with the instructions of redeeming Shareholders;

     F. Process transfers of shares in accordance with the Shareholder's instructions;

     G. Process exchanges between Funds and/or classes of shares of Funds.

     H. Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with Shareholder instructions;

     I. Make changes to Shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17Ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

     K. Prepare Shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L. Mail Shareholder reports and prospectuses to current Shareholders;

     M. Prepare and file U.S. Treasury Department Form 1099 and other appropriate information returns required with respect to dividends and distributions for all Shareholders;

     N. Provide Shareholder account information upon request and prepare and mail confirmations and statements of account to Shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Company;

     O. Mail requests for Shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate federal authorities any taxes to be withheld on dividends and distributions paid by the Company, all as required by applicable federal tax laws and regulations;

     P. Provide a Blue Sky System that will enable the Company to monitor the total number of shares of each Fund sold in each state. In addition, the Company or its agent, including FMFS, shall identify to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of FMFS for the Company's Blue Sky state registration status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent;

     Q. Answer telephone calls and correspondence from Shareholders, securities brokers and others relating to FMFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between FMFS, the Company and the Advisor and maintain records of such calls and correspondence;

     R. Reimburse each Fund each month for all material losses resulting from "as of" processing errors for which FMFS is responsible in accordance with the "as of" processing guidelines set forth in the attached Exhibit B.

     S. Prepare such reports as may be reasonably requested from time to time by the Company or its Board of Directors relating to fees paid out under the Company's Rule 12b-1 Plan.

3. COMPENSATION

        FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. For the Fund(s) set forth below the Advisor's and the Company's respective names on Exhibit A, the Advisor and the Company agree to pay their respective fees and reimbursable expenses within ten (10) business days following receipt of the billing notice for the appropriate Fund(s).

4. REPRESENTATIONS OF FMFS

     FMFS represents and warrants that:

     A. It is a limited liability company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the Exchange Act;

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its Articles of Organization and operating agreement to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5. REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants that:

     A. It is an open-end investment company under the 1940 Act;

     B. It is a corporation organized, existing, and in good standing under the laws of Wisconsin;

     C. It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Company's Articles of Incorporation have been taken to authorize the Company to enter into and perform this Agreement;

     E. It will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

6. REPRESENTATIONS OF THE ADVISOR

     The Advisor represents and warrants that:

     A. It is a registered investment advisor under the Advisers Act, and serves as the investment manager of open-end investment management companies registered under the 1940 Act;

     B. It is a corporation organized, existing, and in good standing under the laws of Wisconsin;

     C. It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Advisor's Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

     E. It will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

7. PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

        FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or Advisor in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Company and/or Advisor shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Company or the Advisor, such duly authorized officer to be included in a list of authorized officers furnished to FMFS, as amended from time to time, in writing by resolution of the Board of Directors of the Company and the Advisor, respectively.

        FMFS shall indemnify and hold the Company and the Advisor harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) that the Company or Advisor may sustain or incur or that may be asserted against the Company or Advisor by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

        In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company and the Advisor shall be entitled to inspect FMFS's premises and operating facilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

        Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

        In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee(s) harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee(s) will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee(s) against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee(s) and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee(s) shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee(s) shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee(s) except with the indemnitor's prior written consent.

8. PROPRIETARY AND CONFIDENTIAL INFORMATION

        FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Advisor and the Company, all records and other information relative to the Advisor and the Company, respectively, and prior, present, or potential Shareholders (and clients of said Shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Advisor or the Company, respectively, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Advisor or the Company, respectively.

9. TERM OF AGREEMENT

        This Agreement shall become effective as of the date hereof and will continue in effect for a period of two years. After the initial two-year term, unless sooner terminated as provided herein, this Agreement shall continue automatically in effect for successive annual periods. This Agreement may be terminated by any party hereto upon giving ninety (90) days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

10. RECORDS

         FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and as required by the Exchange Act, to the extent required by Section 31 of the 1940 Act, and the rules thereunder. FMFS and the Advisor agree that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Company and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

11. GOVERNING LAW

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

12. DUTIES IN THE EVENT OF TERMINATION

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Company and the Advisor by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Company and the Advisor, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company and the Advisor (if such form differs from the form in which FMFS has maintained such information, the Company and the Advisor shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

13. NOTICES

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given upon receipt at the following addresses:

Notice to FMFS shall be sent to:

         Firstar Mutual Fund Services, LLC
         615 East Michigan Street
         Milwaukee, WI  53202

notice to the Advisor shall be sent to:

         Robert W. Baird & Co. Incorporated
         777 East Wisconsin Avenue
         Milwaukee, WI 53202-5391
         Attn: Glen Hackmann

and notice to the Company shall be sent to:

         Baird Funds, Inc.
         777 East Wisconsin Avenue
         Milwaukee, WI 53202-5391
         Attn: Glen Hackmann

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

ROBERT W. BAIRD & CO. INCORPORATED          FIRSTAR MUTUAL FUND SERVICES, LLC


By: ______________________________          By: ________________________________


Title: _____________________________        Title: _____________________________


BAIRD FUNDS, INC.

By: ______________________________


Title: _____________________________